UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2012

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon		97204
(Address of principal executive offices)		(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On June 22, 2012, StanCorp Financial Group, Inc. (“StanCorp”) entered into an agreement, dated June 22, 2012, for a four-year, $250 million senior unsecured revolving credit facility (“Facility”). Additionally, upon the request of StanCorp and with consent of the lenders under the Facility, the Facility can be increased by up to $100 million to a total of up to $350 million. The termination date of the Facility is June 22, 2016, though, at the option of StanCorp and with the consent of the lenders under the Facility, the termination date can be extended for two additional one year periods. Wells Fargo Bank, National Association is acting as administrative agent. Wells Fargo Bank, National Association and U.S. Bank National Association, are joint lead arrangers of the transaction. The proceeds of the Facility will be used to provide for the working capital and general corporate purposes of the Company and its subsidiaries and the issuance of letters of credit. A copy of the Facility is attached hereto and filed herewith as Exhibit 10.1.

Under the agreement, StanCorp is subject to customary covenants that take into consideration the impact of material transactions, changes to the business, compliance with legal requirements and financial performance. The two primary financial covenants include limitations based on the Company’s leverage ratio (total debt to total capitalization), which is not to exceed 35% as of the last day of any fiscal quarter, and consolidated net worth, which shall not be less than the sum of $1,202,530,000, as of the last day of any fiscal quarter, plus 50% of StanCorp’s consolidated net income (provided such consolidated net income is positive) for each fiscal quarter ending after the closing date, plus 50% of each equity issuance consummated by StanCorp after the closing date (excluding equity issuances pursuant to an employee benefit plan). StanCorp is also subject to covenants that limit subsidiary indebtedness.

The four-year Facility will include an interest rate option at the election of the borrower of a base rate plus the applicable margin or the LIBOR rate plus the applicable margin.

The lenders are:

Wells Fargo Bank, National Association

U.S. Bank National Association

JP Morgan Chase Bank, National Association

The Northern Trust Company

Barclays Bank PLC

The Bank of New York Mellon

Goldman Sachs Bank USA

Item 1.02 Termination of a Material Definitive Agreement.

Effective upon the closing of the Facility, dated as of June 22, 2012, among StanCorp Financial Group, Inc., Wells Fargo Bank, National Association, U.S. Bank National Association and the lenders listed therein, a prior credit agreement was terminated. This prior credit agreement with Wells Fargo, National Association for $165 million was scheduled to terminate June 15, 2013.

Section 2 – Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in item 1.01 is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement Dated as of June 22, 2012 Among StanCorp Financial Group, Inc., as Borrower, The Lenders Listed Herein, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent and JPMorgan Chase Bank, National Association, as Documentation Agent, $250,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: June 22, 2012

/s/ Robert M. Erickson
Robert M. Erickson
Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

* 10.1	Credit Agreement Dated as of June 22, 2012 Among StanCorp Financial Group, Inc., as Borrower, The Lenders Listed Herein, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent and JPMorgan Chase Bank, National Association, as Documentation Agent, $250,000,000

*  Filed herewith